Exhibit 10.2

Certain information has been excluded from this agreement (indicated by “[***]”) because Southwest Gas Holdings, Inc. has determined that such information (i) is not material and (ii) constitutes personal information.

COMMON STOCK PURCHASE AGREEMENT

August 6, 2025

TABLE OF CONTENTS

1. Purchase and Sale of Stock.		1

1.1	Sale of Centuri Common Stock	1
1.2	Closing	1

2. Representations, Warranties and Covenants of the Company		2

2.1	Organization, Good Standing and Qualification.	2
2.2	Authorization	2
2.3	Title to Shares	2
2.4	Compliance with Other Instruments	2
2.5	No Other Agreements	2
2.6	Brokers or Finders	2
2.7	Lock-Up Agreements	3
2.8	Private Placement	3

3. Representations, Warranties and Covenants of the Investors		3

3.1	Organization, Good Standing and Qualification	3
3.2	Authorization	3
3.3	Purchase Entirely for Own Account	3
3.4	Disclosure of Information	3
3.5	Investment Experience	4
3.6	Accredited Investor	4
3.7	Brokers or Finders	4
3.8	Sufficiency of Funds	4
3.9	Restricted Securities	4
3.10	Legends	4
3.11	Lock-Up Agreement	5
3.12	No General Solicitation	5
3.13	No Government Recommendation or Approval	5
3.14	Residency	5
3.15	No Bad Actor Disqualification Event	5
3.16	No Legal, Tax or Investment Advice	5
3.17	Reliance	5
3.18	Compliance with the Securities Act	5

4. Conditions of the Investors’ Obligations at Closing		5

4.1	Representations and Warranties	5
4.2	Public Offering Shares	6
4.3	Absence of Injunctions, Decrees, Etc.	6

5. Conditions of the Company’s Obligations at Closing		6

5.1	Representations, Warranties and Covenants	6
5.2	Lock-Up Agreement	6

5.3	Closing of the Follow-On Offering	6
5.4	Absence of Injunctions, Decrees, Etc.	6

6. Termination		6

7. Miscellaneous.		6

7.1	Publicity	6
7.2	Survival of Warranties	6
7.3	Successors and Assigns	6
7.4	Governing Law	7
7.5	Waiver of Trial by Jury	7
7.6	Counterparts	7
7.7	Notices	7
7.8	Brokers or Finders	8
7.9	Amendments and Waivers	8
7.10	Severability	8
7.11	Entire Agreement	8
7.12	Specific Performance	8

Schedule A:   Schedule of Investors

Exhibit A:   Form of Lock-Up Agreement

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of August 6, 2025, by and among Southwest Gas Holdings, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A attached hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, each Investor has a substantive, pre-existing relationship with the Company;

WHEREAS, Centuri Holdings, Inc. (“Centuri”) has filed a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”), containing a resale prospectus, which covers the resale from time to time in one or more offerings by the Company and the Investors of up to 74,152,087 shares of common stock, par value $0.01 per share (the “Centuri Common Stock”) of Centuri.

WHEREAS, Centuri will file a prospectus supplement to the Registration Statement with the SEC, in connection with the Company’s sale of Centuri Common Stock (the “Follow-On Offering”);

WHEREAS, concurrently with the completion of the Follow-On Offering, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company in a private placement, upon the terms and conditions set forth in this Agreement, such number of Shares (as defined below) of the Company’s unregistered Common Stock as provided in Section 1 of this Agreement; and

WHEREAS, such purchase and sale of the Shares shall occur concurrently with, and be conditioned on, the closing of the Follow-On Offering.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

1. Purchase and Sale of Stock.

1.1 Sale of Centuri Common Stock.

(a) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase from the Company, and the Company agrees to sell to each Investor, the number of shares (collectively, the “Shares”) of Centuri Common Stock set forth next to such Investor’s name on Schedule A hereto at a price per share equal to the per share Follow-On Offering price set forth on the cover page of the final prospectus relating to the Follow-On Offering (before underwriting discounts and expenses) (the “Follow-On Offering Price”).

(b) All references to numbers of shares and prices per share in this Agreement shall be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, combination or other recapitalization or reclassification of shares by Centuri occurring after the date of this Agreement and prior to the determination of the Follow-On Offering Price.

1.2 Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signature pages at the time immediately subsequent to the closing of the Follow-On Offering (which time and place are designated as the “Closing”), subject to the satisfaction or waiver of all the conditions set forth in Sections 4 and 5 hereof. At the Closing, each Investor shall make payment of the purchase price for the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to such Investor of the Shares registered in the name of such Investor, which Shares shall be uncertificated shares.

2. Representations, Warranties and Covenants of the Company. THE COMPANY HEREBY REPRESENTS AND WARRANTS TO EACH INVESTOR THAT AS OF THE DATE HEREOF AND AS OF THE DATE OF THE CLOSING:

2.1 Organization, Good Standing and Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to the Company.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Title to Shares. The Company has good and valid title to the Shares to be sold at the Closing by the Company hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Company will have, immediately prior to the Closing, good and valid title to the Shares to be sold at the Closing by the Company, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Investors.

2.4 Compliance with Other Instruments.

(a) The Company is not in violation or default of any provision of its Certificate of Incorporation, as amended, or Bylaws, as amended.

(b) The Company is in compliance in all material respects with all applicable laws. Except as would not be material to the Company, the Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.5 No Other Agreements. The Company represents that other than as contemplated by this Agreement and the Underwriting Agreement and as otherwise set forth in the Registration Statement, there are no other agreements, arrangements or understandings with respect to the sale of its Centuri Common Stock.

2.6 Brokers or Finders. The Company has not engaged any brokers, finders or agents such that each Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions, or any similar charges in connection with the sale of the Shares contemplated by this Agreement. The Shares to be sold by the Company to each Investor as contemplated by this Agreement will not be subject to any underwriting or other discount that is payable to the Underwriters pursuant to the terms of the Underwriting Agreement with respect to the Centuri Common Stock sold in the Follow-On Offering.

2.7 Lock-Up Agreements. The Company represents and warrants that as of the Closing all lock-up agreements required to be delivered to the Underwriters pursuant to the Underwriting Agreement, each in substantially the same form as the Lock-Up Agreement, shall have been delivered.

2.8 Private Placement. Assuming the accuracy of the representations, warranties and covenants of each Investor set forth in Section 3 of this Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the sale of the Shares by the Company to such Investor under this Agreement, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would require such a registration.

3. Representations, Warranties and Covenants of the Investors. EACH INVESTOR HEREBY REPRESENTS AND WARRANTS THAT, AS OF THE DATE HEREOF AND AS OF THE DATE OF THE CLOSING:

3.1 Organization, Good Standing and Qualification. Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (to the extent the concept of good standing is applicable in the relevant jurisdiction).

3.2 Authorization. Such Investor has full power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement. The execution, delivery and performance of this Agreement by such Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Investor or its board of directors, stockholders or other governing body is required. This Agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by such Investor of the Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor.

3.3 Purchase Entirely for Own Account. By such Investor’s execution of this Agreement, such Investor hereby confirms, that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Shares are being purchased by such Investor in the ordinary course of its business. Such Investor is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an entity engaged in a business that would require it to be so registered.

3.4 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has conducted and completed its own independent due diligence. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into this Agreement. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement and the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

3.5 Investment Experience. Such Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Such Investor also represents that it has not been organized for the purpose of acquiring the Shares.

3.6 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Shares. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares. Furthermore, such Investor is an “Institutional Account” as defined in FINRA Rule 4512(c).

3.7 Brokers or Finders. Such Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions, or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

3.8 Sufficiency of Funds. Such Investor has sufficient cash on hand, access to committed capital or other sources of available funds to enable it to make payment of the purchase price for the Shares and consummate the transactions contemplated by this Agreement.

3.9 Restricted Securities. Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

3.10 Legends. Such Investor understands that the Shares may bear one or all of the following legends:

(a) “THE OFFER AND SALE OF THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. CENTURI HOLDINGS, INC. MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO CENTURI HOLDINGS, INC. TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b) “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE PURCHASERS AND J.P. MORGAN SECURITIES LLC AND UBS SECURITIES LLC. AS A RESULT OF SUCH AGREEMENT, THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF PRIOR TO 45 DAYS AFTER THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY CENTURI HOLDINGS, INC. FOR PUBLIC OFFERING OF ITS COMMON STOCK. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”

(c) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

3.11 Lock-Up Agreement. Such Investor shall have signed a Lock-up Agreement in the form previously agreed upon by such Investor and the Underwriters, attached hereto as Exhibit A. The Shares shall be subject to the terms of the Lock-up Agreement.

3.12 No General Solicitation. Such Investor has a substantive pre-existing relationship with the Company and such Investor did not learn of the investment in the Shares as a result of the Registration Statement or any advertising or, to its knowledge, general or public solicitation.

3.13 No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the purchase of the Shares.

3.14 Residency. Such Investor’s office in which its investment decision with respect to the Shares was made is located at the address immediately below such Investor’s name on its signature page hereto.

3.15 No Bad Actor Disqualification Event. Such Investor represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the Securities Act applicable to such Investor or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Investor’s securities for purposes of Rule 506(d).

3.16 No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.17 Reliance. Such Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Shares. If any of the representations and warranties made by such Investor herein are no longer accurate in all material respects prior to the Closing, such Investor shall promptly notify the Company.

3.18 Compliance with the Securities Act. Such Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

4. Conditions of the Investors’ Obligations at Closing. THE OBLIGATIONS OF EACH INVESTOR UNDER SUBSECTION 1.1 OF THIS AGREEMENT ARE SUBJECT TO THE FULFILLMENT ON OR BEFORE THE CLOSING OF EACH OF THE FOLLOWING CONDITIONS:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects on and as of the Closing, except for representations that are provided as of a particular date, which shall be true and correct as of such dates.

4.2 Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by each Investor hereunder, the Underwritten Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.

4.3 Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

5. Conditions of the Company’s Obligations at Closing. THE OBLIGATIONS OF THE COMPANY UNDER SUBSECTION 1.1 OF THIS AGREEMENT ARE SUBJECT TO THE FULFILLMENT ON OR BEFORE THE CLOSING OF EACH OF THE FOLLOWING CONDITIONS.

5.1 Representations, Warranties and Covenants. The representations, warranties and covenants of each Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing.

5.2 Lock-Up Agreement. Each Investor shall have delivered to the Underwriters a duly executed Lock-Up Agreement pursuant to Section 3.11 of this Agreement, and all lock-up agreements required to be delivered to the Underwriters pursuant to the Underwriting Agreement, each in substantially the same form as the Lock-Up Agreement, shall have been delivered.

5.3 Closing of the Follow-On Offering. The Follow-On Offering shall have closed.

5.4 Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6. Termination. THIS AGREEMENT SHALL TERMINATE (I) AT ANY TIME UPON THE WRITTEN CONSENT OF THE COMPANY AND THE INVESTORS, (II) UPON THE WITHDRAWAL BY CENTURI OF THE REGISTRATION STATEMENT, OR (III) ON AUGUST 15, 2025 IF THE CLOSING HAS NOT OCCURRED.

7. Miscellaneous.

7.1 Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investors have made or propose to make an investment in the Company, except that this Agreement shall be filed in connection with, and described in, the Registration Statement and otherwise as may be required by law or with the prior written consent of the other party. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other party with reasonable opportunity to review and comment on such proposed disclosures.

7.2 Survival of Warranties. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Investor or the Company.

7.3 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company; provided, however, the Shares and the rights, duties and obligations of such Investor hereunder may be assigned to an Affiliate of such Investor without the prior written consent of the Company but any such assignment shall not relieve such Investor of its duties and obligations hereunder. Any attempt by any Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.4 Governing Law. This Agreement shall be governed in all respects by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

7.5 Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

7.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to such Investor’s address or electronic mail address as shown on such Investor’s signature page to this Agreement, with a copy (which shall not constitute notice) to Thompson Hine LLP, 300 Madison Avenue, 27th Floor, New York, New York 10017-6232, Attention: Todd E. Mason ([***]) and Corby J. Baumann ([***]).

(b) if to the Company, to Southwest Gas Holdings, Inc., 8360 S. Durango Drive, Las Vegas, Nevada 89113, Attention: Catherine M. Mazzeo ([***]), or at such other current address or electronic mail address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Morrison & Foerster LLP, 2100 L Street NW Suite 900, Washington, D.C. 20037, Attention: Justin R. Salon ([***]) and R. John Hensley ([***]).

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one (1) business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

7.8 Brokers or Finders. The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 2.7, and such Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7.

7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.

7.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.12 Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by any Investor, and each Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

COMPANY:

By:	/s/ Karen S. Haller
Name:	Karen S. Haller
Title:	President and Chief Executive Officer

[Centuri – Common Stock Purchase Agreement – August 2025]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

ICAHN PARTNERS LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

Address:	c/o Icahn Capital L.P.
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention: Jesse Lynn, Chief Operating Officer
Email: [***]

[Centuri – Common Stock Purchase Agreement – August 2025]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

Address:	c/o Icahn Capital L.P.
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention: Jesse Lynn, Chief Operating Officer
Email: [***]

[Centuri – Common Stock Purchase Agreement – August 2025]

Schedule A

Schedule of Investors

Name of Investor	Number of Shares
Icahn Partners LP	895,299
Icahn Partners Master Fund LP	678,201

Total	1,573,500